    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1996

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                         LYONDELL PETROCHEMICAL COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
                DELAWARE                               95-4160558
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)
                               ----------------
                              1221 MCKINNEY STREET
                        SUITE 1600, HOUSTON, TEXAS 77002
                                 (713) 652-7200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                                KERRY A. GALVIN
                         LYONDELL PETROCHEMICAL COMPANY
                             1221 MCKINNEY STREET,
                                   SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 652-7200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------
                                WITH COPIES TO:
                              JOHN W. WHITE, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1732
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                PROPOSED     PROPOSED
                                                 MAXIMUM     MAXIMUM
                                   AMOUNT       OFFERING    AGGREGATE    AMOUNT OF
     TITLE OF EACH CLASS OF         TO BE         PRICE      OFFERING   REGISTRATION
  SECURITIES TO BE REGISTERED    REGISTERED    PER UNIT(1)   PRICE(1)       FEE
------------------------------------------------------------------------------------
Debt Securities..........      $300,000,000(2)    100%     $300,000,000   $103,449
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for purpose of computing the registration fee.
(2) The aggregate amount registered reflects the offering price rather than the principal amount of any Debt Securities issued at a discount.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JANUARY 31, 1996

PROSPECTUS

                 [LOGO OF LYONDELL PETROCHEMICAL APPEARS HERE]

                                DEBT SECURITIES

                                  -----------

  Lyondell Petrochemical Company ("Lyondell" or the "Company") may offer and issue from time to time debt securities (the "Debt Securities") with an aggregate initial offering price of $300,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies). The Debt Securities may be sold for U.S. dollars or one or more foreign or composite currencies, and the principal of and any interest on the Debt Securities may likewise be payable in U.S. dollars or one or more foreign or composite currencies.

  The Debt Securities will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities at par or a premium or with an original issue discount. The specific designation, aggregate principal amount, currency, purchase price, maturity, rate or method of calculation of interest and time of payment thereof, whether such Debt Securities are to be issued in book-entry form, redemption, pre-payment or sinking fund provisions, any other specific terms, and any listing on a securities exchange of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") will be set forth in an accompanying prospectus supplement (the "Prospectus Supplement") together with the terms of offering of the Offered Debt Securities.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  The Debt Securities may be sold directly by the Company, through agents designated from time to time, through underwriting syndicates represented by managing underwriters, by underwriters without a syndicate, or by dealers. See "Plan of Distribution". If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in the Prospectus Supplement.

                                  -----------

                The date of this Prospectus is           , 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Certain Securities of the Company are listed on the New York Stock Exchange. The Company's registration statements, reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus, which constitutes a part of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

  The Company is incorporated in Delaware, and its principal executive offices are located at 1221 McKinney Street, Suite 1600, Houston, Texas 77002 (telephone: (713) 652-7200).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company incorporates herein by this reference the following documents filed pursuant to the Exchange Act (File No. 1-10145), which also have been filed with the Commission:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

    (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995.

    (c) The Company's Current Reports on Form 8-K dated May 1, 1995, (as amended by Form 8-K/A dated June 26, 1995), December 8, 1995 and January 31, 1996.

    (d) The Company's Registration Statement on Form 8-A dated December 8,
  1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of all documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference) will be provided without charge to each person who receives a copy of this Prospectus upon request to the Company, 1221 McKinney Street, Suite 1600, Houston, Texas 77002, Attention: Assistant Secretary (telephone: (713) 652-7200).

                         LYONDELL PETROCHEMICAL COMPANY

COMPANY OVERVIEW

  Lyondell is a leading manufacturer and marketer of petrochemicals and, through its interest in LYONDELL-CITGO Refining Company Ltd. ("LCR"), of refined petroleum products. The Company's corporate headquarters and manufacturing facilities are located in the Houston, Texas area.

  The Company produces a wide variety of petrochemicals, including olefins (primarily ethylene, propylene and butadiene), polyolefins (high-density polyethylene, low density polyethylene and polypropylene), methanol, MTBE (methyl tertiary butyl ether) and aromatics. Lyondell's petrochemical products are used in the manufacture of other chemicals and products which in turn are used in the production of a wide variety of consumer and industrial products.

  The Company's refining business is conducted through its approximate 90 percent interest in LCR, which operates the eighth largest refinery in the United States (the "Refinery"). LCR sells substantially all of the gasoline, jet fuel and heating oil it produces to CITGO Petroleum Corporation ("CITGO"), which currently has an approximate 10 percent interest in LCR. In turn, LCR has a long-term crude oil supply contract with Lagoven, an affiliate of PDVSA, the National Oil Company of Venezuela. Both CITGO and Lagoven are subsidiaries of PDVSA. LCR is currently undertaking an upgrade project at the Refinery. The cost estimate for the upgrade project, previously estimated at $980 million, is currently undergoing further study and could be increased. The revised cost estimate will depend on a number of factors, including the impact of scheduling decisions. Any increase is expected to be less than 10%. If total spending on the upgrade project exceeds $1 billion, Lyondell expects to fund one-half of these additional costs. LCR also produces fuel oil and aromatics, as well as lubricants for the transportation, oil drilling and food processing industries.

  Lyondell was originally created by Atlantic Richfield Corporation ("ARCO") as a separate division (the "Lyondell Division") in 1985 through the combination of certain of the operations of its petrochemical complex in Channelview, Texas and the Refinery. Effective July 1, 1988, ARCO transferred substantially all the assets and liabilities relating to the integrated petrochemical and petroleum processing business of the Lyondell Division to a wholly-owned subsidiary incorporated under the laws of the state of Delaware. In February 1990, the Company acquired a polypropylene plant and a low density polyethylene plant located in Pasadena, Texas. On July 1, 1993, the Company and CITGO announced the commencement of operations of LCR, a new entity formed and owned by the Company and CITGO in order to own, operate and upgrade the Company's refining business. In May 1995, the Company acquired Occidental Chemical Corporation's Alathon high-density polyethylene ("HDPE") business. Assets involved in this acquisition included resin production facilities in Matagorda and Victoria, Texas, related research and development activities and the rights to the Alathon trademark.

  In exchange for the initial transfer of petrochemical and refining assets and liabilities in 1988, Lyondell issued ARCO additional shares of its Common Stock, bringing ARCO's stock ownership to 80,000,000 shares, which represented all of the then outstanding Common Stock. In January 1989, ARCO completed an initial public offering of shares of Lyondell's Common Stock, and ARCO currently owns 39,921,400 shares, or 49.9 percent of the outstanding shares. In August 1994, ARCO completed an offering of three-year debt securities ("Exchangeable Notes") exchangeable pursuant to the terms of the Exchangeable Notes upon maturity, at ARCO's option, into Lyondell Common Stock or cash with an equal value. If ARCO elects to deliver shares of Lyondell Common Stock at the maturity of the Exchangeable Notes, ARCO's equity interest in Lyondell will be substantially reduced or eliminated, depending on the price of Lyondell Common Stock at such time

                                USE OF PROCEEDS

  Proceeds to be received from the sale of the Debt Securities offered hereby will be used, together with internally generated funds, for general corporate purposes, including capital expenditures and retirement of maturing debt. Any specific allocation of the proceeds to a particular purpose that has been made as of the date of any Prospectus Supplement will be described therein. If additional funds are required, they may be provided out of the Company's cash resources or from the proceeds of the sale of other securities or other borrowings. Pending ultimate application, the proceeds from the sale of the Debt Securities will be used to reduce short-term debt or will be invested in marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the five years ended December 31, 1995:

                             YEAR ENDED DECEMBER 31
                          -----------------------------

                          1995  1994  1993  1992   1991
                          6.8   4.8   1.2   1.4    5.0

  For the purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and cumulative effect of accounting changes plus fixed charges (excluding capitalized interest). "Fixed charges" include interest expense, capitalized interest, amortization of debt issuance costs and a portion of operating lease rent expense deemed to be representative of interest.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be unsecured obligations issued under an indenture dated as of January 29, 1996 (the "1996 Indenture") between Lyondell and Texas Commerce Bank National Association, as Trustee. A copy of the 1996 Indenture is an exhibit to the Registration Statement of which this Prospectus forms a part. The following statements are subject to the detailed provisions of the 1996 Indenture. Wherever particular provisions of the 1996 Indenture or terms defined therein are referred to herein or in the Prospectus Supplement, such provisions or terms are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. References in italics are to the 1996 Indenture. Capitalized terms not otherwise defined herein shall have the meanings given to them in the 1996 Indenture.

GENERAL

  The Debt Securities will rank on a parity with all other unsecured and unsubordinated debt of the Company. The 1996 Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the 1996 Indenture or otherwise.

  Debt Securities may be issued from time to time from which the Company may receive up to an aggregate of $300,000,000 of proceeds and which will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities, at par or with an original issue discount.

  Reference is made to the Prospectus Supplement for the following terms of the Debt Securities offered thereby: (i) the designation of and any limit upon the aggregate principal amount of the Debt Securities; (ii) the percentage of principal amount at which such Debt Securities will be issued; (iii) the date on which the Debt Securities will mature; (iv) the currency of denomination of such Debt Securities, which may be in Dollars or in any foreign currency or composite currency; (v) the designation of the currency or currencies in which payment of the principal of, and premium, if any, and interest on such Debt Securities will be made, and whether in the event the currency of denomination is other than Dollars, payment of the principal of, and premium, if any, or the interest on such Debt Securities, at the election of a Holder thereof, may instead be payable in the currency of denomination; (vi) the rate or rates (which may be fixed or floating) per annum, if any, at which the Debt Securities will bear interest;
(vii) the times at which any such interest will be payable; (viii) any index used to determine the amounts of payments of principal of, and premium, if any, and interest on such Debt Securities; (ix) any redemption terms; (x) whether such Debt Securities are to be issued in book-entry form and, if so, the identity of the depositary; and (xi) any other specific terms associated with such Debt Securities.

DENOMINATION AND EXCHANGE

  The Debt Securities shall be issued in fully registered form unless the Prospectus Supplement for a particular issue provides otherwise. Any series of Debt Securities may be issued in whole or in part in a book-entry form. The Prospectus Supplement relating to a series of Debt Securities which may be issued in book-entry form will specify the terms and procedures relating thereto. Unless otherwise set forth in the applicable Prospectus Supplement, Debt Securities in registered form will be issued in denominations of $1,000 and integral multiples thereof. Principal, premium, if any, and interest, is to be payable to registered Holders of Debt Securities at the principal office of the Trustee in New York, New York, or at any paying agency maintained at the time by the Company for such purpose. At the option of the Company, payment of interest to registered Holders of Debt Securities may be made by check mailed to the address of the person entitled thereto as it appears on the register for Debt Securities. Debt Securities may be presented for registration of transfer or exchange at such office of the Trustee or at such other location or locations as may be established pursuant to the 1996 Indenture without any service charge but subject to the limitations provided in the Indenture.

GLOBAL SECURITIES

  Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Sections 2.02, 2.03 and 2.08) The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to Debt Securities in bearer form will be described in the Prospectus Supplement relating to such series.

LIMITATION ON LIENS

  The Company agrees that neither it nor any Restricted Subsidiary will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any Restricted Property without effectively providing that the Debt Securities (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Debt Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that this restriction will not apply to: (a) Mortgages affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary;
(b) Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price; (c) Mortgages on the property of the Company or a Subsidiary existing on the date of the 1996 Indenture; (d) Mortgages on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred to provide funds for any such purpose; (e) Mortgages which secure only indebtedness owing by a Subsidiary to the Company or to a Subsidiary; (f) certain Mortgages to government entities; and (g) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (a) through
(f). Notwithstanding the foregoing, the

Company and any one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Debt of the Company and its Restricted Subsidiaries and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded
Debt) does not at any one time exceed the greater of $100 million or 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries. The following types of transactions shall not be deemed to create Debt secured by Mortgage: mortgages required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States, any State or any department, agency or instrumentality of either. (Sections 5.03 and 5.04)

  The term Restricted Property means any of the Company's or a Subsidiary's plants for the production of petrochemicals (other than such determined by the Board of Directors not to be a principal plant) and any shares of capital stock or indebtedness of a Restricted Subsidiary owned by the Company or a Subsidiary. The term Restricted Subsidiary means any Subsidiary which owns Restricted Property. The term Subsidiary will be defined to mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Company or one or more Subsidiaries or by the Company and one or more Subsidiaries. LCR is specifically excluded from the definition of Subsidiary. The term Consolidated Net Tangible Assets means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (ii) all goodwill, trade names, trademarks, purchased technology, patents, unamortized debt discount and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles. (Article One)

LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

  The Company agrees that neither it nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Restricted Property with any person (other than the Company or a Subsidiary) unless either
(a) the Company or such Restricted Subsidiary would be entitled, pursuant to the above provisions, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased, without equally and ratably securing the Debt Securities, or (b) the Company during or immediately after the expiration of four months after the effective date of such transaction applies to the voluntary retirement of its Funded Debt an amount equal to the net proceeds of the sale of the property leased in such transaction (subject to credits for certain voluntary retirements of Funded Debt, including the Debt Securities). (Section 5.04)

CONSOLIDATION, MERGER AND SALE

  The 1996 Indenture provides that the Company may merge or consolidate with or into any other corporation or sell or convey all or substantially all of its property to any corporation, if (i) (a) in the case of a merger or consolidation, the Company is the surviving corporation or (b) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of such a sale or conveyance, the successor or acquiring corporation expressly assumes by supplemental indenture all the obligations of the Company under the Debt Securities under the 1996 Indenture and (ii) no default in the performance of any covenant or condition of the 1996 Indenture shall arise as a result of such merger or consolidation, or such sale or conveyance. In the event a successor corporation assumes the obligations of the Company, such successor corporation shall succeed to and be substituted for the Company under the 1996 Indenture and under the Debt Securities and any coupons appertaining thereto and all obligations of the company shall terminate. (Sections 12.01 and 12.03)

MODIFICATION OF THE INDENTURE

  The 1996 Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Debt Securities of each series affected by the modification or amendment at the time outstanding, to modify the 1996 Indenture or any supplemental indenture or the rights of the Holders of the Debt Securities; provided that no such modification shall (a) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the method of computing the amount of principal thereof at any date, or change the currency in which the Debt Security is payable, without the consent of the Holder of each Debt Security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of the Holders of which is required for any such modification, without the consent of the Holders of each Debt Security so affected. (Section 11.02)

EVENTS OF DEFAULT

  The 1996 Indenture defines an Event of Default with respect to a particular series of Debt Securities as being any one of the following events and such other event as may be established for the Debt Securities of such series: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal, or premium, if any, on such series when due; (c) default for 30 days in the payment of any sinking fund installment when due;
(d) default for 90 days after appropriate notice in performance of any other covenant in the 1996 Indenture applicable to that series; or (e) certain events in bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the 1996 Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default shall occur and be continuing with respect to a particular series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series (or, in the case of defaults under (d) or (e), of the Debt Securities of all series) may declare the principal or, in the case of discounted Debt Securities, the amount specified in the terms thereof, of such series (or of all outstanding Debt Securities, as the case may be) to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of such series (or of the outstanding Debt Securities of all series, in the case of defaults under (d) or (e)), except in each case a failure to pay principal, or premium, if any, or interest on such Debt Security. (Section 7.01)

  The 1996 Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the 1996 Indenture. (Section 5.08) The 1996 Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal, or premium, if any, or interest) if it considers it in the interest of the Holders of the Debt Securities to do so. (Section 7.08)

  Subject to the provisions of the 1996 Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the 1996 Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the 1996 Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 8.02) Subject to such provisions for indemnification and certain other rights of the Trustee, the 1996 Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 7.07)

  Other than the restrictions on liens and Sale and Lease-Back Transactions described above, the 1996 Indenture and the Debt Securities do not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company or any Subsidiary. (Section 7.01)

DEFEASANCE

  The 1996 Indenture provides that the Company, at the Company's option: (a) will be Discharged from any and all obligations in respect of the securities of a series (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the 1996 Indenture, in each case if the Company deposits, in trust with the Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide (without any reinvestment thereof) money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Securities of such series not later than one day before the dates such payments are due in accordance with the terms of such Securities. To exercise any such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that if listed on any national securities exchange, such Securities would not be delisted from such exchange as a result of the exercise of such option. (Section 14.02)

CONCERNING THE TRUSTEE

  The Trustee under the 1996 Indenture also acts as trustee under other indentures of the Company and extends credit to the Company and its Subsidiaries in the ordinary course of business.

                              PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities; (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers or to a single purchaser, or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

  If underwriters or dealers are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business. Each series of Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

                             CERTAIN LEGAL MATTERS

  Certain legal matters in connection with the Offered Debt Securities will be passed upon for the Company by Jeffrey R. Pendergraft, Esq., General Counsel of Lyondell, and for any underwriters, selling agents and certain other purchasers by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Mr. Pendergraft beneficially owns 60,538 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report which includes an explanatory paragraph pertaining to a change in the method of accounting for certain turnaround costs during 1993 included therein, and are incorporated by reference in reliance upon such report and upon the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Lyondell Petrochemical Company.............................................   3
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   4
Description of Debt Securities.............................................   4
Plan of Distribution.......................................................   8
Certain Legal Matters......................................................   9
Experts....................................................................   9

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                 [LOGO OF LYONDELL PETROCHEMICAL APPEARS HERE]


                              ------------------

                                   PROSPECTUS

                              ------------------


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is a statement of estimated expenses incurred in connection with the Common Stock being registered hereby, other than underwriting discounts and commissions.

      SEC Registration Fee............................................ $103,450
      Printing and Engraving Expenses................................. $ 65,000
      Legal Fees and Expenses......................................... $ 50,000
      Accounting Fees and Expenses.................................... $ 25,000
      Blue Sky Fees and Expenses (including legal fees)............... $ 20,000
      Miscellaneous (including rating agency fees).................... $175,000
                                                                       --------
        Total......................................................... $438,450
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's By-Laws provide that the Company will indemnify each of its officers and directors to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware. Article V of the By-Laws reads as follows:

    (a) Indemnification of Officers and Directors. The Company shall indemnify the officers and directors of the Company with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by said Section 145. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company that may have previously arisen hereunder.

    (b) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director of officer or to serve another entity at the request of the Company.

    (c) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    (d) Indemnity Agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors, its elected officers and with such other persons as the Board may designate, the form of such indemnity agreements to be approved by a majority of the Board then in office.

    (e) Indemnification of Employees and Agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition to any employee or agent of the Company to the fullest extent of the provisions of this Article V.

  Section 145 of the General Corporation Law of the State of Delaware provides:

    (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
  (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or
  (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

  The Company's Certificate of Incorporation limits the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. Article VII of the Certificate of Incorporation provides as follows:

  To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article VII by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of not less than 66 2/3 percent of all votes entitled to be cast by the holders of stock of the Company shall be required to amend or repeal this Article VII or to adopt any provision inconsistent herewith.

  Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation's Certificate of Incorporation may contain the following:

    (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and
  (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

ITEM 16. EXHIBITS

   1.1 Form of proposed Underwriting Agreement.
   4.1 Indenture, dated as of January 29, 1996, between the Company and Texas
       Commerce Bank National Association, as Trustee, relating to the securities being registered.
   5   Opinion with consent of Jeffrey R. Pendergraft, Esq., General Counsel of the Company.
  12   Statement of computation of ratio of earnings to fixed charges.
  23.1 Consent of Jeffrey R. Pendergraft, Esq., General Counsel of the Company
       (included in Exhibit 5).
  23.2 Consent of Coopers & Lybrand.
  24   Power of Attorney.
  25.1 Statement of eligibility of Texas Commerce Bank National Association, as
       Trustee.
  99   Form of Indemnity Agreement adopted by the Board of Directors and executed by the Company and each of its directors and officers (filed as an exhibit to the Company's Registration Statement
       (No. 33-25407) and incorporated herein by reference).

ITEM 17. UNDERTAKINGS

  A. Undertaking Pursuant to Rule 415.

  The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

  The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. The undersigned Registrant hereby undertakes that:

    (1) for the purpose of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 31, 1996.

                                          Lyondell Petrochemical Company

                                                  /s/ Russell S. Young
                                          By __________________________________
                                                    Russell S. Young
                                              Senior Vice President, Chief
                                             Financial Officer and Treasurer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

        /s/ Bob G. Gower *           Chairman of the Board, Chief   January 31, 1996
____________________________________  Executive Officer and
           (Bob G. Gower,             Director
    Principal Executive Officer)

        /s/ Dan F. Smith *           President, Chief Operating     January 31, 1996
____________________________________  Officer and Director
           (Dan F. Smith)

    /s/  William T. Butler*          Director                       January 31, 1996
____________________________________
        (William T. Butler)

    /s/  Curtis J. Crawford*         Director                       January 31, 1996
____________________________________
        (Curtis J. Crawford)

       /s/ D. Travis Engen*          Director                       January 31, 1996
____________________________________
         (D. Travis Engen)

 /s/ Stephen F. Hinchliffe, Jr.*     Director                       January 31, 1996
____________________________________
    (Stephen F. Hinchliffe, Jr.)

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

     /s/ Dudley C. Mecum II*         Director                       January 31, 1996
____________________________________
        (Dudley C. Mecum II)

       /s/ Paul R. Staley*           Director                       January 31, 1996
____________________________________
          (Paul R. Staley)

      /s/  Russell S. Young          Senior Vice President, Chief   January 31, 1996
____________________________________  Financial Officer and
    (Russell S. Young, Principal      Treasurer
         Financial Officer)

        /s/ Joseph M. Putz           Vice President and             January 31, 1996
____________________________________ Controller
     (Joseph M. Putz, Principal
        Accounting Officer)

    /s/ Russell S. Young
-------------------------------
    *(Russell S. Young, as
       Attorney-in-Fact)